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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported)  April 21, 1997




                             WESTERN WATER COMPANY
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             (Exact Name of Registrant as Specified in its Charter)



                                DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


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
      0-18756                                                                 33-0085833
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(Commission File Number)                                          (I.R.S. Employer Identification No.)


4660 LA JOLLA VILLAGE DRIVE, SUITE 825, SAN DIEGO, CALIFORNIA                  92122
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    (Address of Principal Executive Offices)                                 (Zip Code)
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                                (619) 535-9282
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               Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

                Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                On April 9, 1997, Western Water Company (the "Corporation") entered into that certain Purchase and Sale Agreement (the "Agreement") with Global Equity Corporation, an Ontario, Canada corporation ("Global"), and Western Land Joint Venture, a Delaware general partnership ("Western Land JV"), to sell to Global the Corporation's entire interest and Western Land JV's entire interest in Nevada Land and Resource Company, LLC, a Delaware limited liability company ("Nevada LLC"). The Nevada LLC is the limited liability company that was formed by the Corporation and Western Land JV (a joint venture comprised of The Morgan Stanley Real Estate Fund II, L.P. and two affiliates of that real estate partnership) to own approximately 1.38 million acres of land and related water interests in Nevada (the "Nevada Property"). The Corporation acquired its interest in the Nevada LLC in October 1995 for $12,000,000. The sale of the Corporation's interest pursuant to the Agreement was consummated on April 23, 1997. The Corporation's portion of the purchase price was $13,360,000, of which $12,024,000 was paid in cash and $1,336,000 was paid by the delivery to the Corporation of a convertible note from Global due on December 31, 1997. The note bears interest at a rate of 6% per annum and is convertible by the Corporation into publicly traded stock of Global at any time prior to maturity.

         In addition to the sale effected pursuant to the Agreement, the Nevada LLC entered into a consulting agreement with Western Agua, L.P. (the "Consulting Agreement"). Western Agua, L.P. is a Delaware limited partnership formed by the Corporation and Western Land JV. The Corporation owns a 70% interest in Western Agua, L.P. and is the sole general partner of the partnership. In exchange for providing consulting services to Nevada LLC in the development of water and mineral, gas and oil resources on the Nevada Property, Western Agua, L.P. will receive 50% of the net proceeds, if any, derived from the Nevada Property after Global both recoups its investment in the Nevada LLC and earns a 20% cumulative return compounded annually on its investment. The Consulting Agreement expires on December 31, 2020 unless terminated sooner upon, among other things, a sale of the Nevada Property and full payment of all amounts outstanding under the Consulting Agreement.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                Not applicable.

ITEM 5.  OTHER EVENTS.

         On April 21, 1997, Western Water Company, a Delaware corporation (the "Corporation"), completed a private offering of Series C Convertible Redeemable Preferred Stock, $.001 par value per share ("Series C Preferred Stock"), pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Corporation sold 9,000 shares of Series C Preferred Stock to 25 accredited investors at a price of $1,000 per share for an aggregate offering of $9,000,000.

         The following is a summary of certain of the terms of the Series C Preferred Stock:

         Dividends. The holders of the outstanding Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate of 7.25% of the stated value per share of Series C Preferred Stock ($1,000 per share). Such dividends shall be payable semi-annually. The first four semi-annual dividend payments may be made, at the discretion of the Board of Directors, in cash or, in full or in part, by issuing fully paid and nonassessable shares of Series C Preferred Stock of equal value.

         Voting Rights. The holders of Series C Preferred Stock shall be entitled to vote upon all matters, together with the holders of Common Stock as one class, except as otherwise required by law. Each share of Series C Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock into which the share of Series C Preferred Stock could have been converted on the record date or date of consent of stockholders if action is taken



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by written consent.  If the Corporation fails to pay in whole or in part two or more semi-annual dividends on the Series C Preferred Stock, the holders of the Series C Preferred Stock shall have the right to elect the smallest number of directors constituting a majority of the Board of Directors.

         Conversion. The holders of Series C Preferred Stock shall have the right to convert any shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock of the Corporation. Each share of Series C Preferred Stock shall be initially convertible at a conversion price of $16.62 per share, such conversion price to be subject to adjustment under certain circumstances to prevent dilution.

         Redemption. Commencing on April 1, 1999, the Board of Directors of the Corporation may redeem, in whole or in part, shares of Series C Preferred Stock for cash at $1,000 per share, plus any unpaid dividends thereon.
However, the Corporation may not redeem any shares of Series C Preferred Stock unless the average trading price of the Common Stock for 20 consecutive days prior to the Corporation giving notice of such redemption is not less than 150% of the conversion price then in effect. Also, between April 1, 2006 and March 31, 2007, each holder of Series C Preferred Stock may cause the Corporation to redeem for cash at $1,000 per share, out of funds legally available therefor, up to one-half of all shares of Series C Preferred Stock owned by such holder on April 1, 2006. Commencing April 1, 2007, each holder of Series C Preferred Stock may cause the Corporation to redeem for cash at $1,000 per share, out of funds legally available therefor, any or all shares of Series C Preferred Shares owned by such holder.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial statements of businesses acquired:

                      Not applicable.

         (b)    Pro forma financial information:

                      Not applicable.

         (c)    Exhibits:

                      4. Certificate of Designations of Series C Convertible Redeemable Preferred Stock.
                      10. Purchase and Sale Agreement effective as of April 9, 1997 by and among Nevada Land and Resource Company, LLC, Global Equity Corporation, Western Water Company and Western Land Joint Venture.


ITEM 8.  CHANGE IN FISCAL YEAR.

                 Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                 Not applicable.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              WESTERN WATER COMPANY
                                              (Registrant)


Date:  April 30, 1997                         By: /s/ Edward A. Beeman
                                                  ---------------------------
                                                  Edward A. Beeman
                                                  Chief Financial Officer





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                                 EXHIBIT INDEX

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   Exhibit                                                                                                    Page No.
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
      4        Certificate of Designations of Series C Convertible Redeemable Preferred Stock.                    6

      10       Purchase and Sale Agreement effective as of April 9, 1997 by and among Nevada Land and
               Resource Company, LLC, Global Equity Corporation, Western Water Company and Western Land          19
               Joint Venture.
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